UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2009 (March 6, 2009)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

In connection with participation in the Capital Purchase Program of the U.S. Department of Treasury’s Troubled Asset Relief Program, and specifically Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by Section 7001 of the American Recovery and Reinvestment Act of 2009, First Place Financial Corp. (Company) and each of it’s Senior Executive Officers are required to amend certain agreements in order to comply with certain executive compensation restrictions imposed on the Company primarily with respect to restrictions on bonuses and golden parachute payments.  Steven R. Lewis, President and Chief Executive Officer executed an Amendment to Employment Agreement with the Company and its wholly owned subsidiary, First Place Bank (Bank).  The Form of Amendment to Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated into this report by reference.  David W. Gifford, Chief Financial Officer; Albert P. Blank, President and Chief Operating Officer of the Bank; Kenton A. Thompson, Regional President and Corporate Director of Business Financial Services of the Bank; and R. Bruce Wenmoth, Corporate Executive Vice President of Retail Lending of the Bank, each executed an Amendment to Change in Control Severance Agreement with the Company and the Bank.  The Form of Amendment to Change in Control Severance Agreement is attached hereto as Exhibit 10.3 and is incorporated into this report by reference.

Item 9.01  Financial statements and exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.2	Form of Amendment to Employment Agreement

10.3	Form of Amendment to Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: March 12, 2009	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.2	Form of Amendment to Employment Agreement

10.3	Form of Amendment to Change in Control Severance Agreement